EXHIBIT "A"



1.	Identity of subsidiary banks of Star Banc Corporation
	a)	Star Bank, N.A.
		425 Walnut Street
		Cincinnati, Ohio  45202

	b)	Star Bank, N.A. Indiana
		P.O. Box 1486
		Richmond, Indiana  47374

	c)	Star Bank, N.A., Kentucky
		P.O. Box 589
		6 East Madison
		Covington, Kentucky 41012

2.	Item 4 Ownership

STAR BANC CORPORATION COMMON STOCK
Held by affiliate bank trust departments as of 12/31/95.




                          Total Shares              Sole      Shared       Sole       Shared
                          Beneficially  Percent    Voting     Voting    Investment  Investment
Bank                         Owned      of Class  Authority  Authority   Authority   Authority

Star Bank, N.A.             1,278,971     4.3     784,128                595,198     300,307
Star Bank, N.A.- Kentucky      70,135     0.2      70,13                 543,788           0
Star Bank, N.A.- Indiana       95,033     0.3      91,30                 379,095       7,486
Total                       1,444,139     4.8     945,566                718,081     307,793